EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-159899, 333-166327, 333-177168, 333-184543 and 333-197437 on Form S-8 of our report dated May 19, 2015 (which includes an explanatory paragraph regarding Cryoport, Inc.’s ability to continue as a going concern), with respect to the consolidated financial statements of Cryoport, Inc. included in this Annual Report on Form 10-K of Cryoport, Inc. for the years ended March 31, 2015 and 2014.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

May 19, 2015